FIRST AMENDMENT TO CONSOLIDATED AND AMENDED AND RESTATED
PROMISSORY NOTE

THIS FIRST AMENDMENT TO CONSOLIDATED AND AMENDED AND RESTATED PROMISSORY NOTE (the “Amendment”) is made and entered into as of March 31, 2010 by and between [i] NTS/VIRGINIA DEVELOPMENT COMPANY, a Virginia corporation, having an address of 10172 Linn Station Road, Louisville, Kentucky 40223 (“Borrower”), and [ii] RESIDENTIAL MANAGEMENT COMPANY, a Kentucky corporation, having an address of 10172 Linn Station Road, Louisville, Kentucky 40223 (“Lender”).

RECITALS:

A.   Borrower and Lender are parties to that certain Consolidated and Amended and Restated Promissory Note dated as of February 1, 2010, evidencing amounts due from Borrower to Lender on or before March 31, 2010 in the face principal amount of Three Million Seventy Four Thousand Four Hundred Seventeen Dollars and Seventy Nine Cents ($3,074,417.79) (the “Note”).  Certain terms defined in the Note when used and initially capitalized herein shall have the meanings ascribed to them in the Note unless expressly otherwise defined herein.

B.   Borrower has requested an extension of the maturity date of the Note from March 31, 2010 to June 30, 2010, and Lender has agreed to such modification.

NOW THEREFORE, by mutual agreement of the parties and in mutual consideration of the agreements contained herein and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Note is hereby modified as set forth in this Amendment.

1.   Accuracy of Recitals.  Borrower acknowledges the accuracy of the Recitals stated above.

2.   Amendment of Note.  The Note is amended as follows:

              The “Maturity Date” of the Note is hereby extended from March 31, 2010 until June 30, 2010, which date shall hereafter be the new “Maturity Date.”

3.   Ratification of Note.  Except as expressly modified by this Amendment, all terms and conditions of the Note shall remain in full force and effect as they were before the execution and delivery of this Amendment, and those terms and conditions as modified are hereby incorporated by reference in this Amendment and shall govern this Amendment in all respects.  The Note is hereby ratified and reaffirmed by Borrower and shall remain in full force and effect as previously modified and assumed, and as modified by this Amendment.

4.   Counterpart Execution.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.  Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

5.   No Novation.  This Amendment is a modification only and not a novation.  Except for the modifications contained herein, the Note shall be and remain in full force and effect with the changes in this Amendment deemed to be incorporated therein.  This Amendment is to be considered attached to the Note and made a part of the Note.  This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of any collateral securing the Note.  The validity, priority and enforceability of the Note shall not be impaired by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and to become effective as of the day and year first above written.

LENDER: RESIDENTIAL MANAGEMENT COMPANY, a Kentucky corporation By: /s/ Brian F. Lavin Brian F. Lavin, President	BORROWER: NTS/VIRGINIA DEVELOPMENT COMPANY, a Virginia corporation By: /s/ Gregory A. Wells Gregory A. Wells, Executive Vice President

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